Exhibit 99.1

Collectors Universe sets Record Revenues and Operating Results in FY 2019

Revenues up 16% to a Quarterly Record in Q4

Operating Income of $4.5M, a Q4 Record

NEWPORT BEACH, CA – August 28, 2019 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced financial results for its fourth quarter and fiscal year 2019.

Q4, 2019 versus Q4, 2018 Financial Highlights:

■	Revenues increased 16% to $19.8 million vs $17.1 million
■	Gross Profit Margin increased to 59% vs 55%
■	Operating Margins increased to 23% ($4.5 million) vs 13% ($2.2 million)
■	Cash at June 30, 2019 increased to $19.2 million vs $10.6 million at June 30, 2018

Q4 and FY 2019 Review:

■

In this year’s fourth quarter, revenues increased by 16% to a quarterly record of $19.8 million and operating income increased to a fourth quarter record of $4.5 million as compared to last year’s fourth quarter revenues of $17.1 million and operating income of $2.2 million. In addition to the 16% revenue increase, the improved operating income reflected a higher gross profit margin of 59%. Cash increased to $19.2 million at June 30, 2019 from $15.7 million at March 31, 2019 and $10.6 million at June 30, 2018.

■

The revenue increase in the fourth quarter of fiscal 2019 was comprised of a $1.7 million, or 29%, increase in cards and autographs revenues and a $0.9 million, or 9%, increase in coin revenues. Cards and autographs revenues in the fourth quarter represented a quarterly record for that business. The coin revenue increase included a $0.5 million increase in China revenues to $1.4 million in the quarter.

■

The record revenues of $72.5 million in fiscal 2019, included a $5.4 million, or 25%, increase in cards and autograph revenues and a 7% increase in US coin revenues. The cards and autographs revenues represented record annual revenues for that business. Total revenues in fiscal 2019 were up $4.0 million, or 6%, despite a revenue reduction in China of $3.5 million, due to the absence of any significant banking channel revenues. Operating income in fiscal 2019, increased by $5.4 million to an annual record $14.3 million from $9.0 million last year, representing an operating margin of 20% in fiscal 2019 as compared to 13% in fiscal 2018. The increase in operating income mostly occurred in the second half of the year.

■

The gross profit margins were 59% and 58% in this year’s fourth quarter and fiscal 2019 as compared to 55% and 57% in the fourth quarter and fiscal 2018. The improved gross profit margins this year, reflected higher gross profit margins in both our coins, and cards and autographs businesses. We earned higher average service fees, due to a combination of mix of services and higher pricing. In addition, we achieved improved operating leverage for cards, due to the higher number of cards authenticated and graded.

Collectors Universe, Inc.

■

Income from continuing operations in this year’s fourth quarter was $2.8 million, or $0.31 per diluted share, as compared to $1.0 million, or $0.11, per diluted share in last year’s fourth quarter. For fiscal 2019, income from continuing operations was $10.0 million, or $1.11 per diluted share, as compared to $6.1 million, or $0.70 per diluted share in fiscal 2018. The income tax provisions for the fourth quarter and fiscal 2019, included a non-cash valuation allowance against deferred tax assets in China, due to uncertainty of realization.

■

The Company’s cash position as of June 30, 2019 was $19.2 million, as compared to $10.6 million as of June 30, 2018. Net cash generated of $8.6 million in fiscal 2019 included $17.5 million of cash generated from continuing operations, partially offset by $6.5 million used to pay cash dividends to stockholders, $1.8 million used for capital expenditures and capitalized software costs and $0.6 million used to paydown the Company’s term loan.

■	On July 23, 2019, we announced our quarterly cash dividend of $0.175 per share, which will be paid on August 30, 2019 to stockholders of record on August 16, 2019.

Management Commentary and Outlook:

Joseph J. Orlando, President and Chief Executive Officer, stated, “Collectors Universe followed its record performance in Q3 by achieving an all-time revenue high in Q4. The strong finish produced our best Q4 operating results in Company history. Furthermore, our cash position improved from $15.7 million at the end of Q3 in March to $19.2 million at the end of Q4. From reaching our milestone of 75 million-items certified by us in June, to setting a new annual revenue record, it was a terrific way to close our fiscal year.”

Orlando continued, “PCGS revenue was up 9% year-over-year in Q4 and our bulk services were the primary driver, improving by 48% or $0.8 million versus Q4 of fiscal 2018. In addition to processing more units versus Q4 in fiscal 2018 and similar to Q3, the customized packaging created by the PCGS team helped drive our Q4 Bulk revenue and added value over last year’s ASP in the same quarter. PCGS International produced mixed results. Our Shanghai office was up approximately $0.5 million in Q4 to $1.4 million, while our Hong Kong and Paris offices were down slightly by around $0.2 million combined compared to last year’s Q4.”

“The PSA and PSA/DNA business set another all-time quarterly revenue record for the division and eclipsed last year’s Q4 revenue by roughly $1.7 million, a 29% increase year-over-year. The Q4 finish cemented PSA’s ninth consecutive year of top and bottom-line growth. Despite record output for the year, when PSA shipped nearly 2.5 million items, we ended the fiscal year with the largest submission backlog in the division’s history. The Company will continue its efforts to increase capacity, so customer turnaround times are reduced.”

“Looking ahead to fiscal 2020, the management team is committed to improving our Company by reinvesting in our core businesses, from operations to customer service to technology, while continuing to search for new potential revenue streams that could enhance our ability to grow in the years to come.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Wednesday, August 28, 2019 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 323-794-2094 or 800-347-6311, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through September 11, 2019 by dialing 888-203-1112 or 719-457-0820 and entering access code 9390521#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”) and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Collectors Universe, Inc.

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coins, and cards and autographs businesses, which historically have generated more than 90% of our total consolidated revenues and a substantial portion of our operating income, which make our operating results more vulnerable to conditions that could adversely affect those businesses, such as stagnation of precious metals prices that could adversely affect our coin revenues; the risk that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our financial performance and the cash needs of our business in the future.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2019 which we filed with the Securities and Exchange Commission today, and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

Joseph Orlando

President and Chief Executive Officer

949-567-1170

Email: jorlando@collectors.com

Joseph Wallace

Senior Vice President and Chief Financial Officer

949-567-1245

Email: jwallace@collectors.com

- tables to follow -

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018
Net revenues	$19,783	$17,121	$72,453	$68,449
Cost of revenues	8,171	7,727	30,153	29,471
Gross profit	11,612	9,394	42,300	38,978
Operating expenses:
Selling and marketing expenses	2,558	2,449	10,361	10,137
General and administrative expenses	4,518	4,716	17,597	19,864
Total operating expenses	7,076	7,165	27,958	30,001
Operating income	4,536	2,229	14,342	8,977
Interest income and other expense, net	(71)	(191)	(217)	(85)
Income before provision for income taxes	4,465	2,038	14,125	8,892
Provision for income taxes	1,659	1,082	4,148	2,760
Income from continuing operations	2,806	956	9,977	6,132
Income from discontinued operations, net of income taxes	-	14	-	104
Net income	$2,806	$970	$9,977	$6,236

Net income per basic share:
Income from continuing operations	$0.31	$0.11	$1.12	$0.71
Income from discontinued operations	-	-	-	0.01
Net income per basic share	$0.31	$0.11	$1.12	$0.72

Net income per diluted share:
Income from continuing operations	$0.31	$0.11	$1.11	$0.70
Income from discontinued operations	-	-	-	0.01
Net income per diluted share	$0.31	$0.11	$1.11	$0.71

Weighted average shares outstanding:
Basic	8,943	8,709	8,937	8,662
Diluted	9,004	8,715	8,970	8,817
Dividends declared per common share	$0.175	$0.175	$0.70	$1.05

Note:
Non-cash stock-based compensation included above	$254	$470	$974	$1,421

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	June 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$19,225	$10,581
Accounts receivable, net of allowance of $72 in 2019 and $80 in 2018	2,408	2,608
Inventories, net	1,965	2,579
Prepaid expenses and other current assets	1,400	1,965
Total current assets	24,998	17,733

Property and equipment, net	7,259	8,378
Goodwill	2,083	2,083
Intangible assets, net	2,329	2,319
Deferred income tax assets	561	1,222
Other assets	463	479
	$37,693	$32,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,540	$2,487
Accrued liabilities	1,873	1,998
Accrued compensation and benefits	4,095	3,401
Current portion of long-term debt	750	562
Income taxes payable	608	312
Deferred revenue	3,428	3,213
Total current liabilities	13,294	11,973

Deferred rent	3,764	3,535
Long-Term Debt	1,688	2,438

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; shares outstanding:9,153 in 2019 and 9,015 in 2018	9	9
Additional paid-in capital	87,343	86,369
Accumulated deficit	(68,405)	(72,110)
Total stockholders’ equity	18,947	14,268
	$37,693	$32,214

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,977	$6,236
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	-	(104)
Depreciation and amortization expense	2,812	2,306
Stock-based compensation expense	974	1,421
Provision for bad debts	8	33
Provision for inventory write-down	178	502
Provision for warranty	568	764
Loss on sale of property and equipment	71	94
Changes in operating assets and liabilities:
Accounts receivable	188	1,001
Inventories	437	(359)
Prepaid expenses and other	641	(305)
Deferred income taxes	661	1,642
Other assets	15	(66)
Accounts payable and accrued liabilities	(433)	(815)
Accrued compensation and benefits	694	(972)
Income taxes payable	296	(353)
Deferred revenue	215	537
Deferred rent	228	310
Net cash provided by operating activities of continuing operations	17,530	11,872
Net cash used in operating activities of discontinued operations	(10)	(215)
Net cash provided by operating activities	17,520	11,657

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(915)	(3,923)
Capitalized software development costs	(1,055)	(911)
Proceeds from sale of property and equipment	124	14
Patents and other intangibles	-	(5)
Proceeds from sale of business	12	6
Net cash used in investing activities	(1,834)	(4,819)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) Borrowings under term loan	(563)	3,000
Dividends paid to common stockholders	(6,479)	(9,083)
Net cash used in financing activities	(7,042)	(6,083)
Increase (decrease) in cash and cash equivalents	8,644	755
Cash and cash equivalents at beginning of year	10,581	9,826
Cash and cash equivalents at end of year	$19,225	$10,581

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid	$2,852	$1,805
Interest paid	$157	$108
Leasehold Improvements contributed by landlord	$-	$2,949